TRADEMARK LICENCE AGREEMENT

Part A：Shenyang Joway Industrial Development Co., Ltd.
Part B：Tianjin Joway Shengshi Group Co., Ltd.

Party A and Party B, through friendly negotiations, in respect of the grant of the two trademarks (hereinafter referred to as the Licensed Titles) owned by Part A, to Part B for the rights to use, have agreed to enter into this Agreement as follows:

Article 1  Name and Contents of the Licensed Titles：
1.1 Trademark: 3  ( Registration No. 6104256 )
1.2 Trademark: 11  ( Registration No. 6104253 )

Article 2  Term of License
The agreement shall be valid for a period of nine years from the date of coming into force of the Agreement. The Agreement is renewable for a further period as may be mutually agreed in writing on expiry of the agreement period.

Article 3  Price
Part A grant Part B to use Licensed Titles free of charge.

Article 4  This Agreement shall become effective on the date of signing and sealing by both parties.

Article 5  This Agreement is made in duplicate, holding the same legal effects, one for each party.

Party A
Stamp: Shenyang Joway Industrial Development Co., Ltd.
Date: December 1, 2009

Party B
Stamp: Tianjin Joway Shengshi Group Co., Ltd.
Date: December 1, 2009